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                                                                   Exhibit 5(C)

                    ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT
                                      AMENDMENT

                               THE CHAPMAN FUNDS, INC.
                          The World Trade Center - Baltimore
                                      28th Floor
                                401 East Pratt Street
                              Baltimore, Maryland 21202


                                                               February 11, 1998


Chapman Capital Management, Inc.
The World Trade Center - Baltimore
401 East Pratt Street
Suite 2800
Baltimore, MD  21202

Ladies and Gentlemen:

          This will confirm the amendment to the Advisory and Administrative Services Agreement between the undersigned (the "Company") and you dated April 30, 1997 (the "Agreement") as follows:

          1.   The following Section 11 is hereby added to the Agreement:

               11. RECORD KEEPING AND OTHER INFORMATION. You will create and maintain all records required of you pursuant to your duties hereunder in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All such records will be the property of the Company and will be available upon request of the Company for inspection, copying and use by the Company and will be surrendered to the Company promptly upon demand of the Company. Where applicable, such records will be maintained by you for the periods and in the places required by Rule 31a-2 under the 1940 Act. Upon termination of this Agreement, you will promptly surrender all such records to the Company or such person as the Company may designate.


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Chapman Capital Management, Inc.
February 11, 1998
Page 2



          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                              Very truly yours,

                              THE CHAPMAN FUNDS, INC.



                              By:  /S/ NATHAN A. CHAPMAN, JR.
                              Name:    Nathan A. Chapman, Jr.
                              Title:   President

Accepted:

CHAPMAN CAPITAL MANAGEMENT, INC.



By:  /S/ NATHAN A. CHAPMAN, JR.
Name:    Nathan A. Chapman, Jr.
Title:   President